EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

Carrollton Bancorp
Baltimore, Maryland

  As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 2002 on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp's previously filed registration statement on Form S-8, File No. 333-82915.

Baltimore, Maryland
February 26, 2002